Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Statement of Live Ventures Inc. as of June 30, 2020 and for the year ended September 30, 2019

(Stated in thousands of dollars, except per share amounts)

Introduction

Precision Acquisition

On July 14, 2020 (the “Closing Date”), the Company entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Precision Industries, Inc., a Pennsylvania corporation (“Precision”), President Merger Sub Inc., a Pennsylvania corporation and a wholly-owned subsidiary of Live Ventures (“Merger Sub”), and D. Jackson Milhollan, as shareholders’ representative, pursuant to which Live Ventures acquired Precision by the consummation of a merger (the “Merger”) of its Merger Sub with and into Precision, with Precision surviving the Merger.

Pursuant to the Merger Agreement, and subject to the terms and conditions contained therein, at the closing of the Merger, Live Ventures paid Precision’s shareholders aggregate consideration of $31,475 in cash (the “Merger Consideration”), subject to (i) certain adjustments with respect to Precision’s cash, expenses incurred in connection with the Merger, debt, and net working capital balances at the closing of the Merger, (ii) the withholding of a portion of the Merger Consideration in connection with the Precision shareholders’ indemnification obligations under the Merger Agreement, and (iii) the withholding of a portion of the Merger Consideration as an expense account for the shareholders’ representative. At the effective time of the Merger (the “Effective Time”), shares of Precision’s outstanding common stock (the “Precision Common Stock”) were converted into the right to receive a portion of the Merger Consideration in accordance with the terms of the Merger Agreement.

The Merger Agreement contains customary representations, warranties, covenants, and agreements of Live Ventures, Merger Sub, and Precision, including indemnification rights in favor of Live Ventures that are customary for a transaction of this nature and magnitude.

In connection with the Merger, Live Ventures formed “Precision Affiliated Holdings LLC”, a Delaware limited liability company (“Precision Holdings”), as its wholly-owned subsidiary for the purpose of its holding 100% of the issued and outstanding shares of capital stock of Precision.  Pursuant to the terms of a Contribution Agreement (the “Contribution Agreement”) and in connection with the Merger and the financing of the acquisition of Precision, Live Ventures caused the capital stock of Precision to be vested in Precision Holdings.

Lonesome Oak Acquisition

On November 1, 2019, Marquis Industries, Inc. (“Marquis”), a subsidiary of Live Ventures Inc (“Live”) entered into a purchase agreement, as amended (as amended, the “LOTC Purchase Agreement”), to acquire the outstanding capital stock of Lonesome Oak Trading Co., Inc. (“Lonesome Oak”).  Pursuant to the LOTC Purchase Agreement, Marquis will acquire from the sole shareholder of Lonesome Oak (the “LOTC Shareholder”) all of the issued and outstanding shares of capital stock of Lonesome Oak for $2,000. In addition, following the closing of the transaction, Lonesome Oak will be leasing back from the LOTC Shareholder certain properties owned by affiliates of the LOTC Shareholder that will be used in Lonesome Oak’s operations. Marquis will hold back $1,450 of the purchase price (the “Holdback Amount”) to satisfy claims for indemnity arising out of breaches of certain representations, warranties, and covenants, and certain other enumerated items, if any. In connection with the closing of the transaction, the LOTC Shareholder will enter into an employment agreement with a five-year term and will serve as Lonesome Oak’s Executive Vice President pursuant to the terms thereof. The parties expect that the transaction will close within the Company’s second fiscal quarter, subject to customary closing conditions.  The LOTC Purchase Agreement contains customary representations, warranties, and covenants. Subject to certain exceptions, the LOTC Shareholder has agreed to indemnify Marquis for breaches of certain representations, warranties, and covenants, and certain other enumerated items, if any. Indemnification by the LOTC Shareholder for breaches of certain representations and warranties is generally limited to the Holdback Amount. The LOTC Purchase Agreement contains a three-year non-competition covenant and non-solicitation covenant that apply to the LOTC Shareholder. The transaction closed on January 31, 2020.

Proforma information

The accompanying unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X. The historical consolidated financial information in the unaudited pro forma condensed combined financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results of Gardner Denver and Ingersoll Rand Industrial.

The unaudited pro forma condensed combined financial information does not give effect to any cost savings, operating synergies or revenue synergies that may result from the merger or the costs to achieve any synergies.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company's financial position or results of operations would have been had the transactions been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined financial information contains estimated adjustments, based upon available information and certain assumptions that we believe are reasonable under the circumstances. The assumptions underlying the pro forma adjustments  are described in greater detail in the accompanying notes to the unaudited pro forma combined financial information. In many cases, these assumptions were based on preliminary information and estimates. The Company plans to complete the determination of the fair values of the acquired identifiable assets and liabilities and its purchase price allocation no later than December 31, 2020.

As of September 30, 2019, pro forma total assets, liabilities and shareholders’ equity would have been $195,046, $155,467 and $39,579, respectively.  If the transaction had occurred on October 1, 2018, the pro forma statement of operations for the year ended September 30, 2019 would have reflected net loss of $3,592.  Pro forma basic and diluted loss per share would have decreased $0.22 per common share to $1.89 per common share. Additionally, the pro forma statement of operations for the nine months ended June 30, 2020 would have reflected net income of $5,086.  Pro forma basic income per share would have increased $0.24 per common share to $2.93 per common share and diluted income per share would have increased $0.12 per common share to $1.48 per common share.

LIVE VENTURES INCORPORATED

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

JUNE 30, 2020

(dollars in thousands)

	Live historical (1)	Precision historical	Pro Forma Adjustments	Notes	Pro Forma Combined
Assets
Cash	$5,689	$31	$(2,998)	a	$2,722
Trade receivables, net	13,540	2,912	—		16,452
Inventories, net	42,927	25,966	2,335	b	71,228
Income taxes receivable	83	—	—		83
Prepaid expenses and other current assets	2,313	189	—		2,502
Debtor in possession assets	611	—	—		611
Total current assets	65,163	29,098	(663)		93,598
Property and equipment, net	24,687	4,932	1,116	c	30,735
Right of use asset - operating leases	24,585	—	4,000	d	28,585
Deposits and other assets	88	314	—		402
Deferred taxes	2,678	—	—		2,678
Intangible assets, net	1,196	—	—		1,196
Goodwill	37,577	—	275	d	37,852
Total assets	$155,974	$34,344	$4,728		$195,046
Liabilities and Stockholders' Equity
Liabilities:
Accounts payable	$9,841	$2,787	$—		$12,628
Accrued liabilities	6,724	570	—		7,294
Short term notes payable	—	6,474	(6,474)	f	—
Current portion of long-term debt	18,075	287	(287)	f	18,075
Lease obligation short term - operating leases	6,900	—	466	d	7,366
Debtor in possession liabilities	12,022	—	—		12,022
Total current liabilities	53,562	10,118	(6,295)		57,385
Long-term debt, net of current portion	39,250	1,793	26,330	e	67,373
Lease obligation long term - operating leases	18,439	—	4,943	d	23,382
Notes payable related parties, net of current portion	4,826	—	—		4,826
Deferred taxes	—	708	1,295	g	2,003
Other non-current obligations	318	—	180	h	498
Total liabilities	116,395	12,619	26,453		155,467
Commitments and contingencies
Stockholders' equity:
Common stock	2	15	(15)	i	2
Paid-in capital	64,359	865	(865)	i	64,359
Treasury stock common	(3,871)	(3,169)	3,169	i	(3,871)
Treasury stock Series E preferred	(7)	—	—		(7)
Accumulated deficit	(20,904)	24,014	(24,014)	i	(20,904)
Total stockholders' equity	39,579	21,725	(21,725)		39,579
Total liabilities and stockholders' equity	$155,974	$34,344	$4,728		$195,046

(1)	Includes the financial results of Lonesome Oak as of June 30, 2020 since the transaction closed on January 31, 2020.

LIVE VENTURES INCORPORATED

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED SEPTEMBER 30, 2019

(dollars in thousands, except per share amounts)

	Live Historical	Lonesome Oak and Precision Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues	$193,288	$89,161	$(1,583)	j	$280,866
Cost of revenues	122,415	75,945	(1,583)	j	196,777
Gross profit	70,873	13,216	—		84,089

Operating expenses:
Sales, general and administrative expenses	67,617	11,113	—		78,730
Total operating expenses	67,617	11,113	—		78,730
Operating income	3,256	2,103	—		5,359
Other (expense) income:
Interest expense, net	(6,315)	(973)	—		(7,288)
Impairment charges	(3,222)	—	—		(3,222)
Other income	644	14	—		658
Total other (expense) income, net	(8,893)	(959)	—		(9,852)
Income (loss) before provision (benefit) for income taxes	(5,637)	1,144	—		(4,493)
Provision (benefit) for income taxes	(1,625)	724	—		(901)
Net income (loss)	$(4,012)	$420	$—		$(3,592)

Loss per share:
Basic and diluted	$(2.11)				$(1.89)

Weighted average common shares outstanding:
Basic and diluted	1,901,315				1,901,315

LIVE VENTURES INCORPORATED

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED JUNE 30, 2020

(dollars in thousands, except per share amounts)

	Live Historical (1)	Precision Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues	$145,100	$27,632	$(414)	j	$172,318
Cost of revenues	93,828	22,502	(414)	j	115,916
Gross profit	51,272	5,130	—		56,402

Operating expenses:
Sales, general and administrative expenses	40,355	4,227	—		44,582
Total operating expenses	40,355	4,227	—		44,582
Operating income (loss)	10,917	903	—		11,820
Other (expense) income:
Interest expense, net	(3,946)	(267)	—		(4,213)
Gain on lease settlement, net	223	—	—		223
Other income	(130)	(15)	—		(145)
Total other (expense) income, net	(3,853)	(282)	—		(4,135)
Income (loss) before provision for income taxes	7,064	621	—		7,685
Provision for income taxes	2,402	197	—		2,599
Net income (loss)	$4,662	$424	$—		$5,086

Income (loss) per share:
Basic	$2.69				$2.93
Diluted	$1.35				$1.48

Weighted average common shares outstanding:
Basic	1,735,416				1,735,416
Diluted	3,444,623				3,444,623

(1)

Includes proforma financial results for the period of October 1, 2020 to January 31, 2020 and the actual financial results of Lonesome Oak as of June 30, 2020 for the period of February 1, 2020 through June 30, 2020 since the transaction closed on January 31, 2020.

LIVE VENTURES INCORPORATED

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(dollars in thousands)

Note 1. Basis of presentation

The unaudited pro forma condensed combined financial statements are based on Live’s, Lonesome Oak’s and Precision’s historical consolidated financial statements as adjusted to give effect to the acquisition of Lonesome Oak and Precision and the debt issuance necessary to finance the acquisition.

The unaudited pro forma combined statements of operations for the year ended September 30, 2019 gives effect to the Lonesome Oak and Precision acquisitions as if they had occurred on October 1, 2018. Live’s fiscal year is October 1, 2018 to September 30, 2019, while Lonesome Oak and Precision’s fiscal year is January 1, 2019 to December 31, 2019, the combined proforma statement of operations represents these periods.

The unaudited pro forma combined statements of operations for the nine months ended June 30, 2020 gives effect to the Lonesome Oak and Precision acquisitions as if they had occurred on October 1, 2019. The statement of operations for “Live Historical” includes proforma financial results for the period of October 1, 2020 to January 31, 2020 and the actual financial results of Lonesome Oak as of June 30, 2020 for the period of February 1, 2020 through June 30, 2020 since the transaction closed on January 31, 2020.  The statement of operations for “Precision Historical” includes the actual results for Precision for the period of October 1, 2019 to December 31, 2019 plus the actual results for January 1, 2020 through June 30, 2020.

The unaudited pro forma combined balance sheet as of June 30, 2020 gives effect to the Precision acquisition as if it had occurred on June 30, 2020.

Note 2. Preliminary purchase price allocation

Effective July 14, 2020, Live acquired Precision for total cash consideration of $31,475 plus the assumption of all Precision liabilities. The Company financed the acquisition through the issuance of an additional loan. The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of Precision based on management’s best estimates of fair value. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes. The following table shows the preliminary allocation of the purchase price for Precision to the acquired identifiable assets, liabilities assumed and pro forma goodwill:

Total purchase price	$31,475
Less working capital adjustment	(1,877)
Net purchase	29,598
Cash	624
Accounts receivable, net	2,814
Inventories	28,301
Other assets	72
Property, plant and equipment, net	10,048
Total assets acquired	41,859
Accounts payable	(3,116)
Accrued liabilities	(445)
Debt	(1,383)
Lease liability	(5,409)
Reclamation liability	(180)
Deferred tax	(2,003)
Total liabilities assumed	(12,536)
Total pro forma goodwill	$275

Note 3. Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

Adjustments to the pro forma condensed combined balance sheet:

(a) Reflects cash paid to the seller, net of proceeds from debt issuance.

(b) Reflects the preliminary fair value fair value adjustment to the acquired inventory based on an independent third-party appraisal.

(c) Reflects the fair value adjustment fair value adjustment to the acquired property and equipment based on an independent third-party appraisal.

(d) Reflects the fair value adjustment fair value adjustment to the acquired real estate based on an independent third-party appraisal and the accounting for sale leaseback entered into at the time of the transaction.

(e) Reflects the preliminary estimate of goodwill, which represents the excess of the purchase price over the fair value of Precision’s identifiable assets acquired and liabilities assumed as shown in Note 2.

(f) Reflects the Precision payment of short-term notes payable and long-term debt and the loan issuance necessary to finance the acquisition

(g) Reflects the estimated deferred tax impact related to the fair value adjustment of inventory and property and equipment.

(h) Reflects the estimated liabilities related to reclamation.

(i) Reflects the elimination of Precision shareholder’s equity.

Adjustments to the pro forma condensed statements of operations:

(j) Reflects the elimination of revenues and cost of revenues associated with transactions between Lonesome Oak and the Company.